Exhibit 99.1

Momentive Performance Materials Inc. 260 Hudson River Road Waterford, NY 12188 momentive.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Momentive Performance Materials Inc. Announces First Quarter 2015 Results
First Quarter 2015 Highlights

•	Total Segment EBITDA decreased 4% to $53 million; constant currency growth of 4%

•	Named Erik Asmussen as Chief Financial Officer of Momentive Performance Materials Inc.

•	Net debt $1.2 billion and liquidity of $389 million as of March 31, 2015
WATERFORD, N.Y. (May 15, 2015) - Momentive Performance Materials Inc. (“Momentive” or the “Company”) today announced results for the first quarter ended March 31, 2015.
“Excluding the year-over-year impact of foreign currency fluctuations, Momentive delivered 4% consolidated Segment EBITDA growth during the first quarter,” said Jack Boss, Chief Executive Officer and President. “Our results reflect continued strong demand for specialty silicone products such as NXT* Silanes and gains in our non-semi quartz portfolio, offset by continued weakness in siloxanes and cyclicality in demand for semiconductor related quartz products. Despite this volatility, we remain focused on making accretive investments in both the expansion of our specialty portfolio and in our overall cost structure, and are excited by the opportunities afforded to by our new balance sheet.”

First Quarter 2015
Net Sales. Net sales for the three months ended March 31, 2015 were $579 million, a decrease of 4% compared with $605 in the prior year period. The decline in net sales was primarily driven by the strengthening of the U.S. dollar against other currencies and continued weakness in siloxanes which more than offset price and mix improvements in specialty silicones and volume gains in quartz. On a constant currency basis, net sales would have increased 2% for the period.
Segment EBITDA. Segment EBITDA for the three months ended March 31, 2015 was $53 million, a decrease of 4% compared with $55 million in the prior year period. The decline in Segment EBITDA was primarily driven by the same factors impacting net sales during the quarter. On a constant currency basis, Segment EBITDA would have increased 4% for the period.
Fresh Start Accounting
Upon emergence from bankruptcy on October 24, 2014, the Company adopted fresh start accounting which resulted in the creation of a new entity for financial reporting purposes. As a result of the application of fresh start accounting, as well as the effects of implementing the Company's plan of reorganization, the Consolidated Financial Statements on or after October 24, 2014 reflected a different basis of accounting than the Consolidated Financial Statements prior to that date. References to “Successor” or “Successor Company” relate to the financial position and results of operations of the reorganized Company subsequent to October 24, 2014. References to “Predecessor” or “Predecessor Company” refer to the financial position and results of operations of the Company prior to October 24, 2014.
Segment Results
Following are net sales and Segment EBITDA by reportable segment for the first quarter ended March 31, 2015. See “Non-U.S. GAAP Measures” for further information regarding Segment EBITDA and Schedule 5 to this release for a reconciliation of Segment EBITDA to net loss. In 2015, the Company redefined its internal reporting structure and now allocates additional administrative functional costs to the operating segments. The current presentation of Segment EBITDA includes a Corporate component rather than the Other component previously disclosed. Corporate is primarily corporate, general and administrative expenses that are not allocated to the operating segments, such as certain shared service and administrative functions. The presentation of Segment EBITDA for the three months ended March 31, 2014 was retrospectively revised to conform with current presentation.

First Quarter 2015 Results

Net Sales (1):

	Three Months Ended March 31,
	Successor	Predecessor
(In millions)	2015	2014
Silicones	$532	$557
Quartz	47	48
Total	$579	$605

(1)	Intersegment sales are not significant and, as such, are eliminated within the selling segment.

Segment EBITDA:

	Three Months Ended March 31,
	Successor	Predecessor
(In millions)	2015	2014
Silicones	$52	$58
Quartz	11	7
Corporate	(10)	(10)
Total	$53	$55

Liquidity and Capital Resources

At March 31, 2015, Momentive had total debt of approximately $1.2 billion, unchanged from December 31, 2014. In addition, at March 31, 2015 Momentive had approximately $389 million in liquidity, including $186 million of unrestricted cash and cash equivalents and $203 million of availability under Momentive’s senior secured asset-backed revolving loan facility (the “ABL Facility”).

Momentive expects to have adequate liquidity to funds its operations for the foreseeable future from cash on its balance sheet, cash flows provided by operating activities and amounts available for borrowings under its ABL Facility.

Earnings Call

Momentive will host a teleconference to discuss first quarter ended March 31, 2014 results on Friday, May 15, 2015, at 10 a.m. Eastern Time.

Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: 866-271-5140
International Participants: 617-213-8893
Participant Passcode: 72056590

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.momentive.com.

A replay of the call will be available for three weeks beginning at 2 p.m. Eastern Time on May 15, 2015. The playback can be accessed by dialing 888-286-8010 (U.S.) and +1-617-801-6888 (International). The passcode is 59270903. A replay also will be available through the Investor Relations Section of the Company’s website.

Non-U.S. GAAP Measures

EBITDA is defined as EBITDA adjusted for certain non-cash and certain other income and expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Other primarily represents certain general and administrative expenses that are not allocated to the segments. Segment EBITDA should not be considered a substitute for net income (loss) or other results reported in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Segment EBITDA may not be comparable to similarly titled measures reported by other companies. See Schedule 5 to this release for a reconciliation of Segment EBITDA to net loss.

EBITDA is defined as EBITDA adjusted for certain non-cash and certain non-recurring items and other adjustments calculated on a pro-forma basis, including the expected future cost savings from business optimization or other programs and the expected future impact of acquisitions, in each case as determined under the governing debt instrument. As the Company is highly leveraged, the Company believes that including the supplemental adjustments that are made to calculate Adjusted EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Adjusted EBITDA is not a defined term under GAAP. Adjusted EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not take into account certain items such as interest and principal payments on the Company’s indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of the Company’s operations, it is a necessary element of the Company’s costs and ability to operate), non-recurring expenses and capital expenditures. Fixed Charges under the indentures should not be considered as an alternative to interest expense. See Schedule 5 to this release for a reconciliation of net loss to Adjusted EBITDA and the calculation of the Adjusted EBITDA to Fixed Charges ratio.

Forward-Looking and Cautionary Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our ability to obtain additional financing, increased legal costs related to the Chapter 11 proceedings and other potential litigation, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, changes in governmental regulations and related compliance and litigation costs, difficulties with the realization of cost savings in connection with our strategic initiatives, including transactions with our affiliate, Hexion Inc., pricing actions by our competitors that could affect our operating margins and the other factors listed in the Risk Factors section of our SEC filings. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Momentive

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 75-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is an indirect wholly-owned subsidiary of MPM Holdings Inc. Additional information about Momentive and its products is available at www.momentive.com.

Contact
Media and Investors:
John Kompa
614-225-2223
john.kompa@momentive.com

* NXT is a trademark of Momentive Performance Materials Inc.

(See Attached Financial Statements)

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
	Successor	Predecessor
(In millions)	2015	2014
Net sales	$579	$605
Cost of sales	479
Gross profit	100
Cost of sales, excluding depreciation and amortization		434
Selling, general and administrative expense	74	79
Depreciation and amortization expense		41
Research and development expense	18	20
Restructuring and other costs	4	4
Other operating income, net	(7)	—
Operating income	11	27
Interest expense, net	19	76
Other non-operating expense, net	4	—
Reorganization items, net	5	—
Loss before income taxes and earnings from unconsolidated entities	(17)	(49)
Income tax expense	10	8
Loss before earnings from unconsolidated entities	(27)	(57)
Earnings from unconsolidated entities, net of taxes	1	1
Net loss	$(26)	$(56)

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 2: CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except share data)	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents (including restricted cash of $4 and $5, respectively)	$190	$228
Accounts receivable (net of allowance for doubtful accounts of less than $1)	339	324
Inventories:
Raw materials	140	144
Finished and in-process goods	280	258
Deferred income taxes	35	33
Other current assets	53	60
Total current assets	1,037	1,047
Investment in unconsolidated entities	19	18
Deferred income taxes	12	14
Other long-term assets	29	27
Property and equipment:
Land	75	75
Buildings	292	295
Machinery and equipment	789	799
	1,156	1,169
Less accumulated depreciation	(39)	(17)
	1,117	1,152
Goodwill	216	218
Other intangible assets, net	387	408
Total assets	$2,817	$2,884
Liabilities and Equity
Current liabilities:
Accounts payable	$219	$223
Debt payable within one year	36	38
Interest payable	24	11
Income taxes payable	8	7
Deferred income taxes	16	18
Accrued payroll and incentive compensation	66	57
Other current liabilities	75	82
Total current liabilities	444	436
Long-term liabilities:
Long-term debt	1,169	1,163
Pension liabilities	342	352
Deferred income taxes	104	98
Other long-term liabilities	58	66
Total liabilities	2,117	2,115
Equity
Common stock - $0.01 par value; 100 shares authorized; 48 shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—
Additional paid-in capital	857	857
Accumulated other comprehensive loss	(71)	(28)
Accumulated deficit	(86)	(60)
Total equity	700	769
Total liabilities and equity	$2,817	$2,884

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	Successor	Predecessor
(In millions)	2015	2014
Cash flows used in operating activities
Net loss	$(26)	$(56)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	37	41
Deferred income tax expense	4	6
Unrealized foreign currency losses (gains)	7	(23)
Amortization of debt discount	6	—
Other non-cash adjustments	(2)	—
Net change in assets and liabilities:
Accounts receivable	(26)	(30)
Inventories	(34)	(22)
Accounts payable	14	—
Due to/from affiliates	(5)	3
Income taxes payable	(4)	—
Other assets, current and non-current	3	10
Other liabilities, current and non-current	23	3
Net cash used in operating activities	(3)	(68)
Cash flows used in investing activities
Capital expenditures	(27)	(27)
Purchases of intangible assets	(1)	—
Net cash used in investing activities	(28)	(27)
Cash flows (used in) provided by financing activities
Net short-term debt (repayments) borrowings	(2)	4
Borrowings of long-term debt	—	105
Borrowings from parent	—	9
Net cash (used in) provided by financing activities	(2)	118
(Decrease) increase in cash and cash equivalents	(33)	23
Effect of exchange rate changes on cash and cash equivalents	(4)	(1)
Cash and cash equivalents (unrestricted), beginning of period	223	89
Cash and cash equivalents (unrestricted), end of period	$186	$111
Supplemental disclosures of cash flow information
Cash paid for:
Interest	$1	$64
Income taxes, net of refunds	7	2
Non-cash investing activity:
Capital expenditures included in accounts payable	$11	$11

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 4: RECONCILIATION OF SEGMENT EBITDA TO NET LOSS (Unaudited)

	Three Months Ended March 31,
	Successor	Predecessor
(In millions)	2015	2014
Segment EBITDA:
Silicones	$52	$58
Quartz	11	7
Corporate	(10)	(10)
Total	$53	$55

Reconciliation:
Items not included in Segment EBITDA:
Non-cash charges	$(4)	$18
Restructuring and other costs	(4)	(4)
Reorganization items, net	(5)	—
Total adjustments	(13)	14
Interest expense, net	(19)	(76)
Income tax expense	(10)	(8)
Depreciation and amortization	(37)	(41)
Net loss	$(26)	$(56)

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 5: RECONCILIATION OF LAST TWELVE MONTHS NET INCOME TO ADJ. EBITDA

March 31, 2015
(In millions)	LTM Period
Net income	$1,655
Interest expense, net	120
Income tax expense	39
Depreciation and amortization	166
EBITDA	1,980
Adjustments to EBITDA
Restructuring and other costs(a)	25
Reorganization items, net(b)	(1,964)
Unrealized loss on pension and postretirement benefits(c)	15
Non-cash charges and other income and expense(d)	188
Exclusion of Unrestricted Subsidiary results(e)	(22)
Adjusted EBITDA	$222
Pro forma fixed charges(f)	$58
Ratio of Adjusted EBITDA to Fixed Charges(g)	3.83

(a)	Relates primarily to one-time payments for services and integration expenses, as well as costs related to restructuring our capital structure incurred prior to the Bankruptcy Filing.

(b)
Represents incremental costs incurred directly as a result of the Bankruptcy Filing, including certain professional fees, the Backstop Commitment Agreement Premium and financing fees related to the debtor-in-possession credit facilities. Also includes the impact of the Reorganization Adjustments and Fresh Start Adjustments.

(c)	Represents non-cash actuarial losses resulting from pension and postretirement liability remeasurements.

(d)
Non-cash charges and other income and expenses includes the effects of unrealized foreign exchange transaction losses related to certain intercompany arrangements, unrealized derivative gains and losses and losses on asset disposals.

(e)	Reflects the exclusion of the EBITDA of our subsidiaries that are designated as Unrestricted Subsidiaries under the ABL Facility.

(f)	Reflects pro forma interest expense based on outstanding indebtedness and interest rates at March 31, 2015.

(g)
The Company’s ability to incur additional indebtedness, among other actions, is restricted under the indentures governing our notes, unless the Company has an Adjusted EBITDA to Fixed Charges ratio of 2.0 to 1.0. As of March 31, 2015, we were able to satisfy this test and incur additional indebtedness under these indentures.